Exhibit 10

TeleMasters      Telemarketing for the 21st century
Incorporated


1419 Coney Island Avenue, Brooklyn, N.Y. 11230  Phone: 718.677.7868
  Fax: 718.677.7872  E-mail: TeleMast1@aol.com





To:   Devorah Zirkind

C/o:  Finders keepers

Date: November 27, 2000

                         PROPOSAL TO FINDERS KEEPERS
                         ---------------------------

Objective:  To generate leads for your company.


Pricing:
--------

   1)   50 hours at $29.50 an hour.
        These are promotional prices. After the 50 hours the price will be $32/hour.

   2)   Set-up fee and reporting for campaign is $450.  This includes:
        a)  Downloading up to 3 lists/files of your campaign.
        b) Detailed computer generated reports sent to you throughout the campaign.
        c) Please note that if the telemarketing campaign continues past the 50 hours, there is a $20 charge for each report.
        d)  Hiring telemarketers for your particular campaign.
        e)  Programming your campaign into our computer system.

   3)   There will be an additional set-up fee of $30 an hour if:
        a)  There are 4 or more files/lists that have to be downloaded.
        b)  Changes to script after programming has begun.
        c) If the programming for your campaign goes past 10 hours, and is more complex then the traditional and standard programming that TeleMasters, Inc. has done.

   4) There is a $15 per hour per caller charge for any training done on your campaign. The average training time is approximately 3 hours per 2 callers. This fee applies to all future training, meeting etc. done for your campaign.



Initial /s/ DS (Telemasters, Inc.)       Initial /s/ DZ (Finders keepers)

               Proposal between TeleMasters Inc. & Finders keepers

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TeleMasters      Telemarketing for the 21st century
Incorporated


1419 Coney Island Avenue, Brooklyn, N.Y. 11230  Phone: 718.677.7868
  Fax: 718.677.7872  E-mail: TeleMast1@aol.com



Project Detail
--------------

   1)   TeleMasters, Inc. will launch a campaign for Finders keepers

   2) Finders keepers will write a draft script to the best of their ability, as well as the most common objections or responses Telemasters, Inc. might come across. TeleMasters, Inc. will edit and finalize the draft script. The script will be given to TeleMasters, Inc. two (2) weeks prior to campaign starting date, in order to properly test the script to maximum efficiency.


   3) Finders keepers will create a training manual for our callers. Included in this manual should be: frequently asked questions and answers, bio and philosophy of your company, an analysis of advantages and disadvantages of your company, and key selling points.

   4) Finders keepers will supply any literature that they have, so that our telemarketers will be able to become more familiar and knowledgeable with your company.

   5) The list of names given by Finders keepers to TeleMasters, Inc. will be given on a disc in Comma Delimited or ASCII format two weeks before campaign is to begin, so that it can be tested for accuracy. Please note that if the disc is not given in Comma Delimited or ASCII format, there is a $30 per hour programming charge to put it in the proper format.

   6) A contact person will be designated from Finders keepers who is knowledgeable and capable of answering any questions that the staff at TeleMasters, Inc. might have. This person should be available during business hours, from 9:00 am to 5:00 pm.


   7) TeleMasters, Inc. is working as an agent for Finders keepers in offering their services. Finders keepers has complied with all Federal State regulations in offering these services.



Initial /s/ DS (Telemasters, Inc.)       Initial /s/ DZ (Finders keepers)

               Proposal between TeleMasters Inc. & Finders keepers

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TeleMasters      Telemarketing for the 21st century
Incorporated


1419 Coney Island Avenue, Brooklyn, N.Y. 11230  Phone: 718.677.7868
  Fax: 718.677.7872  E-mail: TeleMast1@aol.com



   8) Finders keepers takes full responsibility for any legal issues that may arise as a result of these calls, andabsolves TeleMasters, Inc. from any legal or financial responsibilities.

   9) Finders keepers agrees that it will not hire any employee of TeleMasters, Inc. for a period of 18 months after Finders keepers ceases to do business with TeleMasters, Inc.

   10) Finders keepers also agrees that any information it receives from TeleMasters, Inc., or any of its employees, will be kept confidential and not furnished to any other business.

   11) TeleMasters, Inc. will not be liable or responsible and shall be held, save and harmless upon the occurrence of any of the following:

        -  Problems arising out of any telephone transmission lines,
        - Malfunctions involving computer equipment not under the sole control to TeleMasters, Inc.
        -  Switching equipment problems,
        - Problems caused by any answering services to which the calls are forwarded,
        -  Problems involving Bell Atlantic or any other telephone carrier.

   12) Any issues that come between TeleMasters, Inc. and Finders keepers will be tried to work out amongst each other. If no agreement can be reached, any of the following Rabbis - Rabbi Dovid Cohen from Coney Isl. Ave., Rabbi Avrohom Blumenkrantz from Far Rockaway, or Rabbi Hillel David from East 13th St, will be called upon to mediate any differences, or anybody that they designate. Their decisions are binding.

 Please note that most telemarketing companies charge $2,500 as a set-up fee.





Initial /s/ DS (Telemasters, Inc.)       Initial /s/ DZ (Finders keepers)

               Proposal between TeleMasters Inc. & Finders keepers

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TeleMasters      Telemarketing for the 21st century
Incorporated


1419 Coney Island Avenue, Brooklyn, N.Y. 11230  Phone: 718.677.7868
  Fax: 718.677.7872  E-mail: TeleMast1@aol.com



  Terms:

   1) Start up and reporting fee of $450, plus telemarketing fee of $1475, plus training fee of $90, due before TeleMasters, Inc. begins either script writing or programming your database list.

   2) TeleMasters, Inc. will keep confidential all aspects of Finders keepers's campaign. We will not give the database out to any other organization. It will be only for the sole use of your organization.

   3) Finders Keepers agrees to pay Telemasters Inc. $1.00 for every letter sent back to them by their clients.

                      Estimated Invoice
                      -----------------

       50 hours x $29.50 an hour          $  1475.00
       Set up fee                         $   450.00
       Estimated training fee             $    90.00
                                          ----------

       Total due before project begins    $  2015.00
       Total amount received              $   450.00
                                          ----------

       Balance Due                        $  1565.00

I have read this proposal/contract and hereby agree to the terms therein.


Name        /s/ Devorah Zirkind  Devorah Zirkind  Date   11/27/00
            -------------------  ---------------         --------
                 Signature            Print Name

Title  President
      ----------

TeleMasters /s/ Daniel Soloff    Daniel Soloff    Date   11/27/00
            -----------------   ----------------         --------
                 Signature            Print Name

Title  President
      ----------



Initial /s/ DS (Telemasters, Inc.)       Initial /s/ DZ (Finders keepers)

               Proposal between TeleMasters Inc. & Finders keepers

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